                                 AMERICAN HONDA FINANCE CORPORATION

                                 ANNUALY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                                 April 1,  1995  through March 31, 1996




A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                 $540,283,379.66
(B) Class A Certificate Ownership Interest of the Trust                                93.75%
(C) Original Class A Certificate Balance                                     $506,515,668.43
(D) Class A Certificate Rate                                                            6.20%
(E) Original Class B Certificate Balance                                      $33,767,711.23
(F) Class B Certificate Rate                                                            6.20%
(G) Servicing Fee Rate                                                                  1.00%
(H) Original Weighted Average Coupon (WAC)                                              9.60%
(I) Original Weighted Average Remaining Term (WAM)                                           months
(J) Number of Contracts                                                                                              46,622
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage
    (ii)   Reserve Fund Initial Deposit                                          $810,425.07
    (iii)  Specified Reserve Fund Balance Percent                                       0.75%
    (iv)   Specified Reserve Fund Balance                                      $4,052,125.35
    (v)    Reserve Fund Floor Percent                                                   1.50%
    (vi)   Reserve Fund Floor Amount                                           $8,104,251.00
    (vii)  Reserve Fund Floor Trigger Amount                                 $162,085,013.90
(L)  Original Letter of Credit Amount                                         $36,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                              $540,283,379.66
(B) Total Portfolio Pool Factor                                                                               1.0000000
(C) Class A Certificate Balance                                              $506,515,668.43
(D) Class A Principal Factor                                                                                  1.0000000
(E) Class B Certificate Balance                                               $33,767,711.23
(F) Reserve Fund Balance                                                         $810,425.07
(G) Outstanding Interest Advance                                                2,661,716.00
(H) Payahead Account Balance                                                    1,790,348.00
(I) Cumulative Net Losses for All Prior Periods                                         0.00
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                9.60%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                             months
(L) Number of Contracts                                                                                              46,622
(M) Letter of Credit Amount                                                   $36,000,000.00

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                     $45,254,635.94
    (ii)  Prepayments in Full                                                 $26,937,579.50
    (iii) Prepayments in Full Due to Repurchases                                        0.00
(B) Precomputed Contracts Total Collections                                   $86,209,114.26
(C) Simple Interest Contracts
    (i)   Collected Principal                                                 $67,650,384.43
    (ii)  Collected Interest                                                   15,603,350.66
    (iii) Repurchased Receivables Principal                                             0.00
    (iv)  Repurchased Receivables Interest                                              0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                     7,065,978.09
    (ii) Current Advance Amount                                                $6,293,467.80

(E) Interest Advance for Simple Interest - Net (If positive, Addition            $132,883.14

(F) Payahead Account
    (i)  Payments Applied                                                       4,047,782.32
    (ii) Additional Payaheads                                                   3,485,530.65
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                9.57%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                   38.10 months
(I) Remaining Number of Contracts                                                     40,677

(J) Delinquent Contracts                           Contracts                          Amount

    (i)   31-60 Days Delinquent                          602    1.48%          $7,281,601.00 1.84%
    (ii)  61-90 Days Delinquent                           86    0.21%          $1,143,829.00 0.29%
    (iii) Over 90 Days Delinquent                         40    0.10%            $551,414.00 0.14%


D. INPUTS DERIVED FROM OTHER SOURCES
                                                                                       $0.00
(A) Collection Account Investment Income -- Paid to Servicer                            0.00
(B) Reserve Fund Investment Income -- Paid to Seller                               76,066.97
(C) Aggregate Net Losses for Collection Period                                  2,179,682.44
(D) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                      4,606,387.32
    (ii)  Net Liquidation Proceeds Received During the Collection Per           2,082,443.97
    (iii) Recoveries on Previously Liquidated Contracts                           344,260.91
(E) Number of Vehicles Repossessed During the Collection Period                          497



                                 AMERICAN HONDA FINANCE CORPORATION

                                 MONTHLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                                 April 1,  1995  through March 31, 1996
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C        $139,842,599.87
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) +          28,847,739.19
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                    2,426,704.88
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                              0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                          0.00

(F) Total Collections (A+B+C+D+E)                                             171,117,043.94
(G) Net Simple Interest Advance Amount  (C(E))                                    132,883.14

(H) Total Available Amount (F+G)                                              171,249,927.08


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))               $139,842,599.87
(B) Principal on Repurchased Contracts (I(D))                                           0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                   4,606,387.32


(D) Total Principal Reduction (A+B+C)                                         144,448,987.19

(E) Class A Distributable Amount
    (i)   Class A annual Interest Payment (A(D)*B(C))                         $18,498,178.92
    (ii)  Annual Principal to Class A (B(C)-(III(i)*A(B))                     135,420,925.49

    (iii) Total Distributable Amount (i+ii)                                   153,919,104.41

(F) Class B Distributable Amount
    (i)   Class B annual Interest Payment (A(F)*B(E))                          $1,233,211.93
    (ii)  Annual Principal to Class B (II(D)-(E)ii)                             9,028,061.70

    (iii) Total Distributable Amount (i+ii)                                    10,261,273.63

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                             3,182,482.40
    (ii)  Class A Amount (II(E)iii)                                           153,919,104.41
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                    3,241,700.28
    (iv) Class B Amount (II(F)iii)                                             10,261,273.63
    (v) Residual Release to Seller                                                645,366.37

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                           171,249,927.08

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                        0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II         171,249,927.08


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                            Beginning                          End
                                            of Period                       of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                  540,283,379.66                  395,834,392.47
    (ii)  Total Pool Factor                        1.0000000                       0.7326422
    (iii) Class A Certificate Balanc          506,515,668.43                  371,094,742.94
    (iv)  Class A Principal Factor                 1.0000000                       0.7326422
    (v)   Class B Certificate Balanc           33,767,711.23                   24,739,649.53

(B) Portfolio Information
    (i)   Weighted Average Coupon (W                    9.60%                           9.57%
    (ii)  Weighted Average Remaining                   45.41 months                    38.10 months
    (iii) Remaining Number of Contra                  46,622                          40,677


(C) Outstanding Advance Amount                 $2,661,716.00                   $2,022,088.85

(D) Outstanding Payahead Balance               $1,790,348.00                   $1,228,096.33





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                        $810,425.07

(B) Draw for Class A Distribut(If Positive ((II(E)iii+(G)i)-I(H)))                      0.00
    (i) Contribution from Seller to fund new floor amount per Article                   0.00
(C) Draw for Class B Distributable Amount and Servicing Fee                             0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                            3,887,066.65
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                        $4,697,491.72

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                   $4,052,125.35

(G) Reserve Fund Release to Seller                                               $645,366.37
        (If Positive (E-F))

(H) Ending Reserve Fund Balance (E-G)                                          $4,052,125.35



V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                  $2,179,682.44
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)            $4,606,387.32
    (ii)  Net Liquidation Proceeds Received During the Collection Per           2,082,443.97
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)                 344,260.91
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                           2,179,682.44

(D) Delinquent and Repossessed Contracts
                                    Contracts                        Amount

    (i)   31-60 Days Delinquent                          602    1.48%           7,281,601.00 1.84%#
    (ii)  61-90 Days Delinquent                           86    0.21%           1,143,829.00 0.29%#
    (iii) Over 90 Days Delinquent                         40    0.10%             551,414.00 0.14%#

    (iv)  Vehicles Repossessed Durin                     497    1.07%           6,617,795.37      #


VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                           1.11%
    (ii)  Preceeding Collection Period                                                  1.14%
    (iii) Current Collection Period                                                     1.48%
    (iv)  Three Month Average (Avg(i,ii,iii))                                           1.24%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                           0.80%
    (ii)  Preceeding Collection Period                                                  0.76%
    (iii) Current Collection Period                                                     0.70%
    (iv)  Three Month Average (Avg(i,ii,iii))                                           0.75%

(C) Loss and Delinquency Trigger Indicator                           Trigger Was Not Hit


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                                   $36,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # of co                  87.25%
(C)  Less Draws                                                                        $0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))                    $31,409,463.34


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



              Mr. John Weisickle
              Vice President / Finance